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                                                                    EXHIBIT 23

                     [FRAZEE, FOX & DODGE, LTD. LETTERHEAD]



                       CONSENT AND REPORT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference of our report dated August 1, 1997, relating to the consolidated financial statements of Forrest City Financial Corporation which appear in the Annual Report to stockholders and Form 10-KSB for the year ended June 30, 1997 and Forrest City Financial Corporation's previously filed registration statements #33-96322 and #33-96324.


                                 FRAZEE, FOX & DODGE, LTD.


                                 /s/ Frazee, Fox & Dodge, Ltd.
                                 -----------------------------
                                 Certified Public Accounts


September 25, 1997
Little Rock, Arkansas